Exhibit 99.1

Centurion Acquisition Corp. Announces Postponement of Shareholders’ Meeting to Friday, June 12, 2026, and Extension of Redemption Request Deadline

NEW YORK, June 05, 2026 (GLOBE NEWSWIRE) -- Centurion Acquisition Corp., a Cayman Islands exempted company, (“Centurion” or the “Company”) (Nasdaq: ALF) today announced that it intends to postpone its previously announced Extraordinary General Meeting of shareholders (the “Meeting”) from June 9, 2026, at 11:00 a.m. Eastern Time, to June 12, 2026 at 11:00 a.m. Eastern Time to allow Centurion additional time to engage with shareholders.

As previously disclosed, the purpose of the Meeting is to, among other things, approve an amendment to the Company’s amended and restated memorandum of association and articles of association to extend the date by which the Company must consummate an initial business combination from June 12, 2026 to June 12, 2027 (or such earlier date as determined by the Company’s board of directors (the “Extension”)).

The record date for determining Centurion’s shareholders entitled to receive notice of and to vote at the Meeting remains the close of business on May 6, 2026 (the “Record Date”). Shareholders as of the Record Date can vote, even if they have subsequently sold their shares. Shareholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action. Shareholders who have not yet done so are encouraged to vote as soon as possible.

Because the Company has postponed the Meeting to June 12, 2026, the deadline for submission of public Class A ordinary shares for redemption will be extended to 5:00 p.m. Eastern Time on June 10, 2026.

Shareholders who wish to withdraw their previously submitted redemption request may do so by requesting that Continental Stock Transfer & Trust Company, the Company’s transfer agent, return such shares.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the date of the Meeting. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. Centurion does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

The Company has filed a definitive proxy statement, dated May 21, 2026 (the “Extension Proxy Statement”), to be used to seek shareholder approval of, among other things, the Extension. The Company has mailed the Extension Proxy Statement to its shareholders of record as of May 6, 2026 on or about May 22, 2026. Investors and security holders of the Company are advised to read the Extension Proxy Statement and any amendments or supplements thereto, because these documents contain or will contain important information about the Extension and the Company. Shareholders will also be able to obtain copies of the Extension Proxy Statement, without charge, at the U.S. Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov or by directing a request to: Centurion Acquisition Corp., 667 Madison Avenue, 5th Floor, New York, New York 10065.

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the Extension under the rules of the SEC. Information about the directors and executive officers of the Company and a description of their interests in the Company and the Extension are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 12, 2026 (the “Annual Report”), and the definitive Extension Proxy Statement which was filed with the SEC on May 21, 2026. These documents can be obtained free of charge from the sources indicated above.

About Centurion Acquisition Corp.

Centurion Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on businesses that operate within the technology sector, with a focus on video gaming, interactive entertainment and enabling services and technologies, cybersecurity, artificial intelligence, machine learning, Software as a Service (“SaaS”) and deep tech technologies.

Contact

David Gomberg

President

Centurion Acquisition Corp.

david@centurionacquisition.com